As filed with the Securities and Exchange Commission on January 27, 2005

Registration No. 333-117111

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3
to
REGISTRATION STATEMENT
UNDER
SCHEDULE B
OF
THE SECURITIES ACT OF 1933

THE REPUBLIC OF ARGENTINA
(Name of Registrant)

_______________

Federico C. Molina
Office of the Financial Representative of Argentina
1800 K Street, N.W., Suite 924
Washington, D.C. 20006

(Name and Address of authorized representative of the Registrant in the United States)

_______________

Copies to:

Carmen Amalia Corrales
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006

_______________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

_______________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     This Post-Effective Amendment No. 3 to the Registration Statement under Schedule B (File No. 333-117111) of the registrant is being filed solely to add Exhibit L to the Registration Statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

CONTENTS

This Post-Effective Amendment No. 3 to Registration Statement No. 333-117111 comprises:

A.	Form of Underwriting Agreement*

B.	Form of Distribution Agreement*

C.	Form of Dealer Manager Agreement*

D.	Form of Indenture (including the form of Debt Securities)***

D.1	Translation of Argentine Presidential Decree Nos. 1733/2004 and 1735/2004, each dated December 9, 2004 (including the terms of the Debt Securities set forth in Exhibits 3, 4 and 5 of Presidential Decree No. 1735/2004)***

D.2	Form of U.S. Dollar-Denominated Par Bonds due 2038***

D.3	Form of Euro-Denominated Par Bonds due 2038***

D.4	Form of 8.28% U.S. Dollar-Denominated Discount Bonds due 2033***

D.5	Form of 7.82% Euro-Denominated Discount Bonds due 2033***

D.6	Form of U.S. Dollar-Denominated GDP-Linked Securities***

D.7	Form of Euro-Denominated GDP-Linked Securities***

E.	Form of Warrant Agreement*

F.	Form of Warrant*

G.	Form of Unit*

G.1	Form of U.S. Dollar-Denominated Par Bond and U.S. Dollar-Denominated GDP-Linked Security Units***

G.2	Form of Euro-Denominated Par Bond and Euro-Denominated GDP-Linked Security Units***

G.3	Form of U.S. Dollar-Denominated Discount Bond and U.S. Dollar-Denominated GDP- Linked Security Units***

G.4	Form of Euro-Denominated Discount Bond and Euro-Denominated GDP-Linked Security Units***

H.	Opinion of Counsel to the Ministry of Economy and Production of the Republic, in respect of the legality of the Debt Securities**

I.	Opinion of Cleary, Gottlieb, Steen & Hamilton, special New York Counsel to the Republic, in respect of the legality of the Debt Securities**

J.	Consent of Counsel to the Ministry of Economy and Production of the Republic (included in Exhibit H)**

	K.	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit I)**

	L.	Corrections to Annex C of the Prospectus Supplement dated January 10, 2005.

___________________
*	To be filed by amendment to this Registration Statement.
**	Filed as an exhibit to Registration Statement No. 333-13536 and incorporated by reference herein.
***	Previously Filed

SIGNATURE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act, as amended, the Registrant, The Republic of Argentina, has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina, on the 27th day of January, 2005.

By: /s/ Guillermo E. Nielsen Guillermo E. Nielsen * Secretary of Finance

____________
* Consent is hereby given to the use of his name in connection with the information specified in this Registration Statement or amendment to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this Post-Effective Amendment No. 3 to the Registration Statement in the City of Washington, D.C., on the 27th day of January, 2005.

By:	/s/ Federico C. Molina
Federico C. Molina Financial Representative of the Republic of Argentina in the United States of America

EXHIBIT INDEX

Exhibits		Sequential page number

L.	Corrections to Annex C of the Prospectus Supplement dated January 10, 2005.